Exhibit 99.1

Acer Therapeutics and Relief Therapeutics Announce Presentation of

Four ACER-001 Posters at the Upcoming SIMD and GMDI Conferences

Data to be presented suggests ACER-001 could represent a potential alternative to sodium and glycerol phenylbutyrate for treatment of UCDs

NEWTON, MA and GENEVA, SWITZERLAND – Jan. 27, 2022 – Acer Therapeutics Inc. (Nasdaq: ACER) (“Acer”) and its collaboration partner, Relief Therapeutics Holding SA (SIX: RLF, OTCQB: RLFTF) (“Relief”), today announced the acceptance of four ACER-001 abstracts for poster presentations at the upcoming Society for Inherited Metabolic Disorders (SIMD) Annual Meeting on April 10-13, 2022 in Orlando, Florida, and the Genetic Metabolic Dieticians International (GMDI) Conference on May 4-7, 2022, in Las Vegas, Nevada. The ACER-001 New Drug Application (NDA) for urea cycle disorders (UCDs) is currently under U.S. Food and Drug Administration (FDA) review with a Prescription Drug User Fee Act (PDUFA) target action date of June 5, 2022.

“Many UCDs patients currently taking nitrogen scavengers may struggle with elevated ammonia levels potentially associated with consequences of treatment non-compliance,” said Chris Schelling, Chief Executive Officer and Founder of Acer. “The data from our bioequivalence and taste assessment studies accepted for presentations at the SIMD and GMDI conferences further support our belief that, if approved, ACER-001 could offer an alternative to current therapies that may lead to meaningful clinical outcomes in UCDs patients.”

Raghuram (Ram) Selvaraju, Chairman of Relief, added, “The acceptance of ACER-001 data at these prestigious industry conferences is another important milestone for this potential treatment for patients with UCDs. We are highly encouraged by the continued progress of the ACER-001 program and look forward to the FDA’s decision on the PDUFA target action date in June.”

Details of the presentations are as follows:

2022 SIMD 43rd Annual Meeting

Title: The Pharmacokinetics of Taste-Masked Sodium Phenylbutyrate (Acer-001) for the Treatment of Urea Cycle Disorders Under Fasting and Fed Conditions in Healthy Volunteers

Presenter: Dr. Robert Steiner

Poster #: 84

Date/Time: April 11, 2022; 7:00-8:00 pm ET

Title: Taste-Masked Coating of Sodium Phenylbutyrate (Acer-001) Improves the Palatability of Sodium Phenylbutyrate for Treatment of Urea Cycle Disorders

Presenter: Dr. Stephen Cederbaum

Poster #: 18

Date: April 11, 2022; 7:00-8:00 pm ET

Additionally, Acer is sponsoring a lunchtime symposium at SIMD on April 12th at 12:45 pm ET. The symposium, entitled: “Addressing Unmet Needs in Screening, Diagnosis, Therapeutics and Advocacy for Urea Cycle Disorders (UCDs),” will be hosted by Robert D Steiner, MD, FAAP, FACMG; Professor (Clinical) University of Wisconsin; Editor in Chief of Genetics in Medicine; Wisconsin Newborn Screening Program Medical Consultant; and Chief Medical Officer of PreventionGenetics.

2022 GMDI Conference

Title: ACER-001: a Potential Alternative to Sodium and Glycerol Phenylbutyrate for Treatment of Urea Cycle Disorders

Presenter: Dr. Robert Steiner

Poster #: 26

Date: May 5, 2022; 5:30-7:00 pm PT

Title: Taste-masked Coating of Sodium Phenylbutyrate (ACER-001) Improves the Palatability of Sodium Phenylbutyrate for Treatment of Urea Cycle Disorders

Presenter: Dr. Stephen Cederbaum

Poster #: 10

Date/Time: May 5, 2022; 5:30-7:00 pm PT

Additionally, Acer is sponsoring a breakfast symposium at GMDI on May 5th at 7:00 am PT. The symposium, entitled: “Energy and Protein Needs in UCD Patients: What We Know and What We Need to Know to Move Towards Personalized Care,” will be hosted by Deborah Geary Hook, MPH, RDN, FAND, PhDc. PhD Candidate, University of California, Davis.

Parties interested in the ACER-001 program for UCDs may sign up for updates at:

https://www.acertx.com/rare-disease-research/acer-001-for-urea-cycle-disorders-ucds/

About UCDs

UCDs are a group of disorders caused by genetic mutations that result in a deficiency in one of the six enzymes that catalyze the urea cycle, which can lead to an excess accumulation of ammonia in the bloodstream, a condition known as hyperammonemia. Acute hyperammonemia can cause lethargy, somnolence, coma, and multi-organ failure, while chronic hyperammonemia can lead to headaches, confusion, lethargy, failure to thrive, behavioral changes, and learning and cognitive deficits. Common symptoms of both acute and chronic hyperammonemia also include seizures and psychiatric symptoms.1,2   The current treatment of patients with UCDs consists of dietary management to limit ammonia production in conjunction with medications that provide alternative pathways for the removal of ammonia from the bloodstream. Some patients may also require individual branched-chain amino acid supplementation.

Current medical treatments for patients with UCDs include nitrogen scavengers, RAVICTI® and BUPHENYL®, in which the active pharmaceutical ingredients are glycerol phenylbutyrate and sodium phenylbutyrate, respectively. According to a 2016 study by Shchelochkov et al., published in Molecular Genetics and Metabolism Reports3, while nitrogen scavenging medications have been shown to be effective in helping to manage ammonia levels in some patients with UCDs, non-compliance with treatment is common. Reasons referenced for non-compliance associated with some available medications include aversive taste and odor4, frequency with which medication must be taken, required number of pills, and the high cost of the medication.

About ACER-001

ACER-001 (sodium phenylbutyrate) is being developed for the treatment of various inborn errors of metabolism, including UCDs and MSUD. ACER-001 is a nitrogen-binding agent in development for use as adjunctive therapy in the chronic management of patients with UCDs involving deficiencies of carbamylphosphate synthetase (CPS), ornithine transcarbamylase (OTC), or argininosuccinic acid synthetase (AS). ACER-001’s multi-particulate dosage formulation for oral administration is designed to minimize the aversive taste and odor4 of sodium phenylbutyrate while quickly dissolving in the stomach. The ACER-001 NDA for UCDs is currently under FDA review with a PDUFA target action date of June 5, 2022. ACER-001 is also being developed for MSUD and has been granted orphan drug designation by the FDA for this indication. ACER-001 is an investigational product candidate which has not been approved by FDA, the European Medicines Agency (EMA), or any other regulatory authority.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four programs: ACER-001 (sodium phenylbutyrate) for treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS); EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of infectious diseases, including COVID-19. Each of Acer’s product candidates is believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and/or accelerated paths for development through specific programs and procedures established by the FDA. In March 2021, Acer entered into a Collaboration and License Agreement with Relief for development and commercialization of ACER-001. For more information, visit www.acertx.com.

About RELIEF THERAPEUTICS Holding SA

Relief focuses primarily on clinical-stage programs based on molecules with a history of clinical testing and use in human patients or a strong scientific rationale. Relief’s lead drug candidate, RLF-100™ (aviptadil), a synthetic form of Vasoactive Intestinal Peptide (VIP), is in late-stage clinical testing in the U.S. for the treatment of respiratory deficiency due to COVID-19 through Relief’s collaboration partner in the U.S., NeuroRx, Inc. As part of its pipeline diversification strategy, in March 2021, Relief entered into a Collaboration and License Agreement with Acer Therapeutics for the worldwide development and commercialization of ACER-001. ACER-001 is a taste-masked and immediate release proprietary powder formulation of sodium phenylbutyrate (NaPB) for the treatment of Urea Cycle Disorders and Maple Syrup Urine Disease. Finally, Relief's recently completed acquisitions of APR Applied Pharma Research SA and AdVita Lifescience GmbH, bring to Relief a diverse pipeline of marketed and development-stage programs.

RELIEF THERAPEUTICS Holding SA is listed on the SIX Swiss Exchange under the symbol RLF and quoted in the U.S. on OTCQB under the symbols RLFTF and RLFTY.  For more information, visit www.relieftherapeutics.com.

References

1.	Ah Mew N, et al. Urea cycle disorders overview. Gene Reviews. Seattle, Washington: University of Washington, Seattle; 1993.
2.	Häberle J, et al. Suggested guidelines for the diagnosis and management of urea cycle disorders. Orphanet Journal of Rare Diseases. 2012;7(32).
3.	Shchelochkov OA, et al. Barriers to drug adherence in the treatment of urea cycle disorders: Assessment of patient, caregiver and provider perspectives. Mol Genet Metab. 2016;8:43-47.
4.	Peña-Quintana L, et al. Profile of sodium phenylbutyrate granules for the treatment of urea-cycle disorders: patient perspectives. Patient Prefer Adherence. 2017 Sep 6;11:1489-1496.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for our product candidates to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity of any of our product candidates in any target indication and any territory; our ability to secure the additional capital necessary to fund our various product candidate development programs; the adequacy of our capital to support our future operations and our ability to successfully fund, initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund our various product candidate development programs and to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, risks related to the drug development and the regulatory approval process, including the timing and requirements of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and 10-Q/A, and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Relief Forward-Looking Statements

This communication expressly or implicitly contains certain forward-looking statements concerning RELIEF THERAPEUTICS Holding SA and its businesses.  Such statements involve certain known and unknown risks, uncertainties and other factors, including (i) whether the FDA will approve Acer’s NDA for ACER-001, (ii) whether RELIEF THERAPEUTICS Holding SA will be able to submit an application for approval of ACER-001 in Europe in Q2/Q3 2022 (or at all), (iii) whether any such application submitted to European authorities seeking marketing authorization for ACER-001 for the treatment of patient in Europe with UCDs will be approved, (iv) whether RLF-100 (aviptadil) will receive emergency use authorization in the United States, (v) whether RLF-100 (aviptadil) will ever be submitted for authorization in Europe, (vi) whether RELIEF THERAPEUTICS Holding SA’s ongoing disputes with its U.S. collaboration partner for RLF-100 (aviptadil) can be resolved amicably, and (vii) those other risks, uncertainties and factors described in RELIEF THERAPEUTICS Holding SA’s press releases, periodic filings with the SIX Stock Exchange, all of which could cause the actual results, financial condition, performance or achievements of RELIEF THERAPEUTICS Holding SA to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. RELIEF THERAPEUTICS Holding SA is providing this communication as of this date and does not undertake to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

CORPORATE CONTACTS

Acer Therapeutics:

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1 844-902-6100

RELIEF Therapeutics Holding SA:

Jack Weinstein

Chief Financial Officer and Treasurer

contact@relieftherapeutics.com

INVESTOR RELATIONS CONTACTS

Acer Therapeutics:

Hans Vitzthum

LifeSci Advisors

hans@lifesciadvisors.com

+1 617-430-7578

Relief Therapeutics Holding SA:

Michael Miller

Rx Communications Group

mmiller@rxir.com

+1-917-633-6086

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